SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

SandRidge Energy, Inc.

(Name of Registrant as Specified In Its Charter)

TPG-Axon Management LP

TPG-Axon Partners GP, L.P.

TPG-Axon GP, LLC

TPG-Axon Partners, LP

TPG-Axon International, L.P.

TPG-Axon International GP, LLC

Dinakar Singh LLC

Dinakar Singh

Stephen C. Beasley

Edward W. Moneypenny

Fredric G. Reynolds

Peter H. Rothschild

Alan J. Weber

Dan A. Westbrook

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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On February 21, 2013, TPG-Axon Management LP and its affiliates (collectively, "TPG-Axon") issued a press release announcing the recommendation by Glass, Lewis & Co. ("Glass Lewis") that the bylaws of SandRidge Energy, Inc. ("SandRidge") be amended pursuant to TPG-Axon's consent solicitation and that the stockholders of SandRidge replace a majority of SandRidge's board of directors with six individuals nominated by TPG-Axon. The press release also highlights several statements made by Glass Lewis with regard to SandRidge, including its poor financial performance, excessive compensation and dismal governance. A copy of the press release is filed herewith as Exhibit 1.

Also on February 21, 2013, TPG-Axon updated the homepage of www.shareholdersforsandridge.com (the "Website") to include two graphics announcing the recommendations by Institutional Shareholder Services and Glass Lewis that stockholders of SandRidge support TPG-Axon in its consent solicitation. In addition, TPG-Axon posted an additional reference to the "Press Releases" section of the Website. Copies of the graphics and the additional reference are filed herewith as Exhibit 2.

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